                                                                   EXHIBIT 10.23

                              AIA Document A101/CMa

                           Standard Form of Agreement
                          Between Owner and Contractor
                 where the basis of payment is a STIPULATED SUM
          1992 Construction Manager-Adviser Edition - Electronic Format

THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES: CONSULTATION WITH AN ATTORNEY
IS ENCOURAGED WITH RESPECT TO ITS COMPLETION OR MODIFICATION. AUTHENTICATION OF THIS ELECTRONICALLY DRAFTED AIA DOCUMENT MAY BE MADE BY USING AIA DOCUMENT D401.

The 1992 Edition of AIA Document A201/CMa, General Conditions of the Contract for Construction, Construction Manager-Adviser Edition, is adopted in this document by reference. Do not use with other general conditions unless this document is modified.

Copyright 1975, 1980, (C) 1992 by The American Institute of Architects, 1735 New York Avenue N.W., Washington D.C. 20006-5292. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will be subject to legal prosecution.

AGREEMENT
made as of the 30 day of April in the year of 2003
(In words, indicate day, month and year)

BETWEEN the Owner:
(Name and address)
Advanced Neuromodulation Systems, Inc.
6501 Windcrest Drive, Suite 100
Plano, Texas 75024

and the Contractor:
(Name and address)
Roger's-O'Brien Construction Co., Inc.
1901 Regal Row
Dallas, Texas 75235

For the following Project:
(Include detailed description of Project, location, address and scope.) Advanced Neuromodulation Systems, Inc.
at Legacy Business Park
Preston Road at Tennyson Drive
Plano, Texas 75024

The Construction Manager is:
(Name and address)
KDC-Legacy, L.P.
8411 Preston Rd., Su. 700
Dallas, TX 75225

The Architect is:
(Name and address)
Good Fulton & Farrell
2808 Fairmount, Suite 300
Dallas, Texas 75201

The Owner and Contractor agree as set forth below.

                                   ARTICLE 1
                             THE CONTRACT DOCUMENTS

The Contract Documents consist of this Agreement, Conditions of the Contract (General, Supplementary and other Conditions),

(C) 1992 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. AIA DOCUMENT A101/CMa - OWNER-CONTRACTOR AGREEMENT - CONSTRUCTION MANAGER-ADVISER EDITION - AIA(R) - WARNING: Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below. User Document: ansa101ed5 aug6.aia -- 8/25/2003. AIA License Number 1005237, which expires on 10/18/2003.

                                                 Electronic Format A101/CMa-1992

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Drawings, Specifications, Addenda issued prior to execution of this Agreement, other documents listed in this Agreement and Modifications issued after execution of this Agreement; these form the Contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. An enumeration of the Contract Documents, other than Modifications, appears in Article 9.

                                    ARTICLE 2
                            THE WORK OF THIS CONTRACT

The Contractor shall execute the entire Work described in the Contract Documents, except to the extent specifically indicated in the Contract Documents to be the responsibility of others, or as follows:

Construction of all work shown on the contract documents, as further clarified or amended by the exhibits to this Agreement.

                                    ARTICLE 3
                 DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

3.1 The date of commencement is the date from which the Contract Time of Paragraph 3.2 is measured, and shall be the date of this Agreement, as first written above, unless a different date is stated below or provision is made for the date to be fixed in a notice to proceed issued by the Owner.

(Insert the date of commencement, it it differs from the date of this Agreement or, if applicable, state that the dale will he fixed in a notice to proceed.)

Date of commencement: April 30, 2003
Site mobilization: May 7, 2003
(reference Owner's Notice to Proceed dated April 30, 2003, with clarifying memo dated May 5, 2003.)

Unless the date of commencement is established by a notice to proceed issued by the Owner, the Contractor shall notify the Owner, through the Construction Manager, in writing not less than five days before commencing the Work to permit the timely filing of mortgages, mechanic's liens and other security interests.

3.2 The Contractor shall achieve Substantial Completion of the entire Work not later than

(Insert the calendar date or number of calendar days after the date of commencement. Also insert any requirements for earlier Substantial Completion of certain portions of the Work, if not stated elsewhere in the Contract Documents.)

Substantial Completion Date: February 11, 2004, based on receipt of permits from the City of Plano as follows:

GRADING PERMIT:                                     MAY 8, 2003

UTILITY PERMIT:                                     MAY 14, 2003

FOUNDATION & UNDERGROUND BUILDING PERMIT:           MAY 28, 2003

SHELL, SITE & CORE BUILDING PERMIT:                 JULY 23, 2003

, subject to adjustments of this Contract Time as provided in the Contract Documents.

(Insert provisions, if any, for liquidated damages relating to failure to complete on time.)

                                    ARTICLE 4
                                BASIS FOR PAYMENT

4.1      CONTRACT SUM

4.1.1 The Owner shall pay the Contractor the Contract Sum in current funds for the Contractor's performance of the Contract. The Contract Sum is the Cost of the Work as defined in Article 4.4 plus the Contractor's Fee.

4.1.2 The Contractor's Fee is: Three and One Quarter Percent (3.25%) of the Cost of the Work.

(C) 1992 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. AIA DOCUMENT A101/CMa - OWNER-CONTRACTOR AGREEMENT - CONSTRUCTION MANAGER-ADVISER EDITION - AIA(R) - WARNING: Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below. User Document: ansa101ed5 aug6.aia -- 8/6/2003. AIA License Number 1005237, which expires on 10/18/2003.

                                                 Electronic Format A101/CMa-1992

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The Contractor's Fee for changes in the Work which result in a net increase in the Cost of the Work shall be three and one quarter percent (3.25%) of such net increase.

4.2      GUARANTEED MAXIMUM PRICE

4.2.1 The sum of the Cost of the Work and the Contractor's Fee is guaranteed by the Contractor not to exceed SEVEN MILLION EIGHT HUNDRED ELEVEN THOUSAND ONE HUNDRED TWENTY EIGHT DOLLARS ($ 7,811,128), subject to additions and deductions by Change Order as provided in the Contract Documents. Such maximum sum is referred to in the Contract Documents as the Guaranteed Maximum Price (GMP). Costs which would cause the Guaranteed Maximum Price to be exceeded shall be paid by the Contractor without reimbursement by the Owner. THE GMP IS BASED ON THE COLUMN DATED MAY 5, 2003 IN EXHIBIT "A", SCHEDULE OF VALUES.

4.2.1.1 The Guaranteed Maximum Price includes an amount for Contractor's general conditions expenses, as detailed in Exhibit B. General Conditions expenses are guaranteed not to exceed TWO HUNDRED FIFTY THREE THOUSAND SIX HUNDRED FORTY ONE DOLLARS ($ 253,641) in the Cost of the Work.

4.2.1.2 Savings, if any, between the final Guaranteed Maximum Price and the final Cost of the Work, plus Contractor's Fees shall be split between the Owner and the Contractor on the basis of seventy percent (70%) to the Owner and thirty percent (30%) to the Contractor.

4.2.2 The Guaranteed Maximum Price is based on the following alternates, if any, which are described in the Contract Documents and are hereby accepted, rejected, or pending (deferred), as noted (pending or deferred alternates may be accepted at a later date at the stated amount, if accepted within a time frame allowing their inclusion into the scheduled sequence of the work).

         Reference Exhibit "A" for accepted, rejected, and pending (deferred) alternates and value engineering. ALTERNATES ARE INCLUDED OR EXCLUDED, AS NOTED IN EXHIBIT "A", IN THE AMOUNTS SHOWN IN THE COLUMN DATED MAY 5, 2003.

         Additional deferred alternate pricing:

         1) Provide pre-finished corrugated (horizontal) metal roof screen panels in lieu of galvanized perforated metal panels.

         Add: Four Thousand Five Hundred Dollars ($4,500.00)

4.2.3    Unit prices, if any, are as follows:
Unit prices are inclusive of Cost of Work, General Conditions and Fees.

         Reference Exhibit "C" for unit prices.

4.2.4    Allowances, if any, are as follows:

         Reference Exhibit "D" for allowances.

4.2.5 Assumptions and clarifications, if any, on which the Guaranteed Maximum Price is based are as follows:

         Reference Exhibit "E" for assumptions and clarifications

4.2.6 To the extent that the Drawings and Specifications are anticipated to require further development by the Architect, the Contractor has provided in the Guaranteed Maximum Price for such further development consistent with the current Contract Documents and reasonably inferable therefrom. Such further development does not include such things as changes in scope, systems, kinds and quality of materials, finishes or equipment, all of which, if required, shall be incorporated by Change Order.

(C) 1992 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. AIA DOCUMENT A101/CMa - OWNER-CONTRACTOR AGREEMENT - CONSTRUCTION MANAGER-ADVISER EDITION-AIA(R) - WARNING: Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below. User Document: ansa101ed5 aug6.aia -- 8/6/2003. AIA License Number 1005237, which expires on 10/18/2003.

                                                 Electronic Format A101/CMa-1992

4.3      CHANGES IN THE WORK

4.3.1 Adjustments to the Guaranteed Maximum Price on account of changes in the Work shall be authorized or agreed upon in writing and as allowed under
Article 7 of AIA Document A201 / CMa-1992, as amended and made a part of this Agreement.

4.3.2    (Paragraph intentionally deleted)

4.3.3 In calculating adjustments to the Guaranteed Maximum Price, the terms "cost" and "costs" as used in the above- referenced provisions of AIA Document A201/CMa-1992 shall mean the Cost of the Work as defined in Article 4.4 of this Agreement and the terms "fee and "a reasonable allowance for overhead and profit" shall mean the Contractor's Fee as defined in Subparagraph 4.1.2 of this Agreement.

4.4      COSTS TO BE REIMBURSED

4.4.1    COST OF THE WORK

The term Cost of the Work shall mean costs necessarily incurred by the Contractor in the proper performance of the Work. Such costs shall be at rates not higher than the standard paid at the place of the Project except with prior consent of the Owner. The Cost of the Work shall include only the items set forth in this Paragraph 4.4.

4.4.2    LABOR COSTS

4.4.2.1 Wages of construction workers directly employed by the Contractor to perform the construction of the Work at the site or, with the Owner's prior approval, at off-site workshops.

4.4.2.2 Wages or salaries of the Contractor's supervisory and administrative personnel when stationed at the site with the Owner's approval. This shall specifically include Contractor's Safety Manager in the prosecution of their work for this specific project and for the time spent on this specific project site. The number of employees in these classifications and the rates of pay shall be subject to the prior approval of Owner.

4.4.2.3 Wages and salaries of the Contractor's supervisory or administrative personnel engaged, at factories, workshops or on the road, in expediting the production or transportation of materials or equipment required for the Work, but only for that portion of their time required for the Work. The number of employees in these classifications and the rates of pay shall be subject to the prior approval of Owner.

4.4.2.4 Actual costs paid or incurred by the Contractor for taxes, insurance, contributions, assessments and benefits required by law or collective bargaining agreements and, for personnel not covered by such agreements, customary benefits such as sick leave, medical and health benefits, holidays, vacations and 401k matching payments, provided such

(C) 1992 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. AIA DOCUMENT A101/CMa - OWNER-CONTRACTOR AGREEMENT - CONSTRUCTION MANAGER-ADVISER EDITION - AIA(R) - WARNING: Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below. User Document: ansa101ed5 aug6.aia -- 8/6/2003. AIA License Number 1005237, which expires on 10/18/2003.

                                                 Electronic Format A101/CMa-1992
costs are based on wages and salaries included in the Cost of the Work under Subparagraphs 4.4.2.1 through 4.4.2.3 Performance incentives or bonuses paid to Contractor's personnel shall not be included as part of the Cost of the Work without Owner's written consent, obtained by Contractor prior to incurring such costs for performance incentives or bonuses.

4.4.3    SUBCONTRACT COSTS

4.4.3.1 Payments made by the Contractor to Subcontractors in accordance with the requirements of the subcontracts properly entered into under this Agreement.

Savings, bonuses or incentives paid for performance of Subcontractors; or by subcontractors to their employees or Subcontractors shall be subject to the written approval of the Owner, obtained in advance of Contractor incurring such costs, and shall be so stipulated in each subcontract agreement.

4.4.4    COSTS OF MATERIALS AND EQUIPMENT INCORPORATED IN THE COMPLETED
         CONSTRUCTION

4.4.4.1 Costs, including transportation and storage, of materials and equipment incorporated or to be incorporated in the completed construction.

4.4.4.2 Costs of materials described in the preceding Subparagraph 4.4.4.1 in excess of those actually installed to allow for reasonable waste and spoilage. Unused excess materials, if any, shall become the Owner's property at the completion of the Work or, at the Owner's option, shall be sold by the Contractor. Any amounts realized from such sales shall be credited to the Owner as a deduction from the Cost of the Work.

4.4.5 COSTS OF OTHER MATERIALS AND EQUIPMENT, TEMPORARY FACILITIES AND RELATED ITEMS

4.4.5.1 Costs, including transportation and storage, installation, maintenance, dismantling and removal of materials, supplies temporary facilities, machinery, equipment, and hand tools not customarily owned by construction workers, that are provided by the Contractor at the site and fully consumed in the performance of the Work; and cost (less salvage value) of such items if not fully consumed, whether sold to others or retained by the Contractor. Cost for items previously used by the Contractor shall mean fair market value.

4.4.5.2 Rental charges for temporary facilities, machinery, equipment, and hand tools not customarily owned by construction workers that are provided by the Contractor at the site, whether rented from the Contractor or others, and costs of transportation, installation, minor repairs and replacements, dismantling and removal thereof. Rates and quantities of equipment rented shall be subject to the Owner's prior approval. Rental charges shall be consistent with those generally prevailing in the location of the Project. (REFERENCE EXHIBIT " F" FOR CONTRACTOR'S NOT-TO-EXCEED RATES).

4.4.5.3  Costs of removal of debris from the site.

4.4.5.4 Costs of document reproductions, facsimile transmissions and long-distance telephone calls, postage and parcel delivery charges, telephone service at the site, cellular phones utilized by employees stationed full time at the site, and reasonable petty cash expenses of the site office.

4.4.5.5 That portion of the reasonable expenses of the Contractor's personnel incurred while traveling out of town in discharge of duties connected with the Work. All travel charges must be approved in writing by Owner in advance of incurring such costs.

4.4.5.6 Costs of materials and equipment suitably stored off the site at a mutually acceptable location, if approved in advance by the Owner.

Savings or incentives paid for performance by materials or equipment suppliers shall be subject to the written approval of the Owner, obtained in advance of incurring such costs, and shall be so stipulated in each agreement with material or

(C) 1992 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. AIA DOCUMENT A101/CMa - OWNER-CONTRACTOR AGREEMENT - CONSTRUCTION MANAGER-ADVISER EDITION - AIA(R) - WARNING: Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below. User Document: ansa101ed5 aug6.aia -- 8/6/2003. AIA License Number 1005237, which expires on 10/18/2003.

                                                 Electronic Format A101/CMa-1992
equipment suppliers.

4.4.5.7  Costs of all temporary jobsite utilities.

4.4.6    MISCELLANEOUS COSTS

4.4.6.1 That portion of insurace and bond premiums that: Contractor is obligated to secure and maintain under the terms of the Contract Documents.

4.4.6.1.1 Subcontractor default insurance premiums directly attributable to this Agreement, limited to a maximum cost of $25,000.

4.4.6.2 Sales, use or similar taxes imposed by a governmental authority that are related to the Work.

4.4.6.3 Fees and assessments for the building permit and for other permits, licenses and inspections for which the Contractor is required by the Contract Documents to pay.

4.4.6.4 Fees of laboratories for tests required by the Contract Documents, except those related to defective or nonconforming Work for which reimbursement is excluded by Subparagraph 13.5.3 of AIA Document A201/CMa-1992 or other provisions of the Contract Documents, and which do not fall within the scope of Subparagraph 4.4.7.3.

4.4.6.5 Royalties and license fees paid for the use of a particular design, process or product required by the Contract Documents: the cost of defending suits or claims for infringement of patent right arising from such requirement of the Contract Documents; and payments made in accordance with legal judgments against the Contractor resulting from such suits or claims and payments of settlements made with the Owner's consent. However, such costs of legal defenses, judgments and settlements shall not be included in the calculation of the Contractor's Fee or subject to the Guaranteed Maximum price. If such royalties, fees and costs are excluded by the last sentence, of Subparagraph
3.17.1 of AIA Document A201/CMa-1992 or other provisions of the Contract Documents, then they shall not be included in the Cost of the Work.

4.4.6.6

4.4.6.7 Deposits lost for causes other than the Contractor's negligence or failure to fulfill a specific responsibility to the Owner as set forth in the Contract Documents.

4.4.6.8

4.4.6.9 Expenses incurred in accordance with the Contractor's standard personnel policy for relocation and temporary living allowances of personnel required for the Work, if approved in advance by the Owner.

4.4.7    OTHER COSTS AND EMERGENCIES

4.4.7.1 Other costs incurred in the performance of the Work if and to the extent approved in advance in writing by the Owner in advance of incurring such costs.

4.4.7.2 Costs due to emergencies incurred in taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons and property, as provided in Paragraph 10.3 of AIA Document A201/CMa-1992, but excluding costs due to emergencies caused by Contractor's negligence or breach of its obligations under this Agreement.

4.4.7.3 Costs of repairing or correcting damaged Work executed by the Contractor, Subcontractors or suppliers, provided that such damaged Work was not caused by negligence or failure to fulfill a specific responsibility of the Contractor (or anyone employed by Contractor) and only to the extent that the cost of repair or

(C)1992 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. AIA DOCUMENT A101/CMa - OWNER-CONTRACTOR AGREEMENT - CONSTRUCTION MANAGER-ADVISER EDITION - AIA(R) - WARNING: Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below. User Document: ansa101ed5 aug6.aia -- 8/6/2003. AIA License Number 1005237, which expires on 10/18/2003.

                                                 Electronic Format A101/CMa-1992

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correction is not recoverable by the Contractor from insurance, sureties,
Subcontractors or suppliers, provided that the absence of collectible insurance or bonds is not due to the Contractor's acts or omissions. Costs incurred after Substantial Completion in connection with the repairs or corrections described in this Subparagraph shall not be included in the Cost of the Work.

4.5      COSTS NOT TO BE REIMBURSED

4.5.1    The Cost of the Work shall not include:

4.5.1.1 Salaries and other compensation of the Contractor's personnel stationed at the Contractor's principal office or offices other than the site office, except as specifically provided in Subparagraphs 4.4.2.2 and 4.4 2.3, or as may be provided in Article 7.

4.5.1.2 Expenses of the Contractor's principal office and offices other than the site office.

4.5.1.3 Overhead and general expenses, except as may be expressly included in Paragraph 4.4.

4.5.1.4 The Contractor's capital expenses, including interest on the Contractor's capital employed for the Work.

4.5.1.5 Rental costs of machinery and equipment, except as specifically provided in Subparagraph 4.4.5.2.

4.5.1.6 Except as provided in Subparagraph 4.4.7.3 of this Agreement, costs due to the negligence or failure to fulfill a specific responsibility of the Contractor, Subcontractors and suppliers or anyone directly or indirectly employed by any of them or for whose acts any of them may be liable, including but not limited to costs for correction of damaged, defective or nonconforminq Work, disposal and replacement of materials and equipment incorrectly ordered or supplied, and making good damage to property not forming part of the Work.

4.5.1.7  Any cost not specifically and expressly described in Paragraph 4.4.

4.5.1.8 Costs, other than costs included in Change Orders approved by the Owner, that would cause the Guaranteed Maximum. Price to be exceeded,

4.5.1.10

Entertainment, meals and personal expenses of any kind, unless approved in writing by the Owner in advance of incurring such costs.

4.5.1.11

Preconstruction budgeting, scheduling and plan review.

4.5.1.12

Employee or Subcontractor bonuses or incentive payments.

4.5.1.13

Any costs associated with the repair or replacement of the Work following Substantial Completion in satisfaction of a warranty of the Work made to Owner.

4.5.1.14

Any costs or expense incurred under any indemnification obligation of the Contractor hereunder.

(C) 1992 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. AIA DOCUMENT A101/CMa - OWNER-CONTRACTOR AGREEMENT - CONSTRUCTION MANAGER-ADVISER EDITION - AIA(R) - WARNING: Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below. User Document: ansa101ed5 aug6.aia -- 8/6/2003. AIA License Number 1005237, which expires on 10/18/2003.

                                                 Electronic Format A101/CMa-1992

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4.6.     DISCOUNTS, REBATES AND REFUNDS

4.6.4.1 Cash discounts obtained on payments made by the Contractor shall accrue to the Owner if (1) before making the payment, the Contractor included them in an Application for Payment and received payment therefor from the Owner, or (2) the Owner has deposited funds with the Contractor with which to make payments: otherwise, cash discounts shall accrue to the Contractor. Trade discounts, rebates refunds and amounts received from sales of surplus materials and equipment shall accrue to the Owner, and the contractor shall make provisions so that they can be secured.

4.6.4.2 Amounts that accrue to the Owner in accordance with the provisions of Paragraph 4.6.4.1 shall be credited to the Owner as a deduction from the Cost of the Work.

4.6.4.3 Rebates or refunds paid to the Contractor on premiums for performance on payment bonds shall accrue to the Owner. At the time Contractor submits its request for final payment, an estimated credit amount for bond premium returns, rebates or dividends shall be included, based on Contractor's best estimate and experience in prior years. Contractor shall include a similar requirement in any subcontracts that include a payment or performance bond.

4.7      SUBCONTRACTS AND OTHER AGREEMENTS

4.7.1 Those portions of the Work that the Contractor does not customarily perform with the Contractor's own personnel shall be performed under subcontracts or by other appropriate agreements with the Contractor. The Owner may designate specific persons or entities from whom the Contractor shall obtain bids. The Contractor shall obtain bids from Subcontractors and from suppliers of materials or equipment fabricated especially for the Work and shall deliver such bids to the Owner and Construction Manager. The Owner shall then determine, with the advice of the Contractor and Construction Manager which bids will be accepted. The Contractor shall not be required to contract with anyone to whom the Contractor has reasonable objection.

4.7.2 If a specific bidder among those whose bids are delivered by the Contractor to the Owner (1) is recommended to the Owner by the Contractor; (2) is qualified to perform that portion of the Work; and (3) has submitted a bid that conforms to the requirements of the Contract Documents without reservations or exceptions AND WILL NOT CAUSE THE GUARANTEED MAXIMUM PRICE TO BE EXCEEDED, but the Owner requires that another bid be accepted, then the Contractor may require that a change Order be issued to adjust the Guaranteed Maximum Price by the difference, if any, between the bid of the person or entity recommended to the Owner by the Contractor and the amount of the subcontract or other agreement actually signed with the person or entity designated by the Owner.

4.7.3 Subcontracts or other agreements shall conform to the applicable payment provisions of this Agreement, and shall not be awarded on the basis of cost plus a fee without the prior consent of the Owner. Contractor's subcontract and purchase order forms shall be subject to approval by Owner. Contractor shall submit its proposed forms to Owner for approval prior to use in connection with the Project and shall promptly deliver to Owner a copy of all executed subcontracts and purchase orders entered into in connection with the Project.

4.8      ACCOUNTING RECORDS

The Contractor shall keep full and detailed accounts and exercise such controls as may be necessary for proper financial management under this Contract, and the accounting and control systems shall be satisfactory to the Owner. The Owner and the Owner's accountants shall be afforded access to, and shall be permitted to audit and copy, the Contractor's records, books, correspondence, instructions, drawings, receipts, subcontracts, purchase orders, vouchers, memoranda and other data relating to this Contract, and the Contractor shall preserve these for a period of three years after final payment, or for such longer period as may be required by law.

Contractor agrees to cooperate fully with Owner's right to audit Contractor's financial records in submission of Contractor's request for payment.

Contractor's estimated Labor Burden rates are stated in Exhibit "G" to this Agreement. Labor Burden charged to the Cost of the Work shall be based on Contractor's actual cost, which shall not exceed the rates stated in Exhibit "G". If Labor Burden rates charged to the Cost of the Work do not exceed the rates stated in Exhibit "G", no further audit by the Owner

(C) 1992 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. AIA DOCUMENT A101/CMa - OWNER-CONTRACTOR AGREEMENT - CONSTRUCTION MANAGER-ADVISER EDITION - AIA(R) - WARNING: Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below. User Document: ansa101ed5 aug6.aia -- 8/6/2003. AIA License Number 1005237, which expires on 10/18/2003.

                                                 Electronic Format A101/CMa-1992
of the labor burden costs shall apply.

                                    ARTICLE 5
                                PROGRESS PAYMENTS

5.1 Based upon Applications for Payment submitted to the Architect, Construction Manager and Owner by the Contractor and Certificates for payment issued by the Construction Manager and Architect, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.

5.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows:

5.3 Provided that an Application for Payment is received by the Architect and Construction Manager not later than the fifth (5th) day of a month, the Owner shall make payment to the Contractor of the approved amount not later than the twenty-fifth (25th) day of the same month. If an Application for Payment is received by the Architect or Construction Manager after the application date fixed above, payment shall be made by the Owner not later than thirty (30) days after the Architect and Construction Manager receives the Application for Payment.

5.4 With each Application for Payment, the Contractor shall submit, if requested by Owner, payrolls, petty cash accounts, receipted invoices or invoices with check vouchers attached, and any other evidence required by the Owner or Construction Manager to demonstrate that cash disbursements already made by the Contractor on account of the Cost of the Work equal or exceed (1) progress payments already received by the Contractor: less (2) that portion of those payments attributable to the Contractor's Fee: plus (3) payrolls for the period covered by the present Application for Payment.

5.5 Each Application for Payment shall be based on the most recent schedule of values submitted by the Contractor and approved by Owner in accordance with the Contract Documents. The schedule of values shall allocate the entire Guaranteed Maximum Price among the various portions of the Work, except that the Contractor's Fee and the Contractor's general conditions shall each be shown as a separate items, with the Contractor's general conditions being shown as a detailed breakdown suitable to the Owner and Construction Manager. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Construction Manager and Owner may require. This schedule, unless objected to by the Architect, Construction Manager or Owner, shall be used as a basis for reviewing the Contractor's Applications for Payment.

(C) 1992 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. AIA DOCUMENT A101/CMa - OWNER-CONTRACTOR AGREEMENT - CONSTRUCTION MANAGER-ADVISER EDITION - AIA(R) - WARNING: Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below. User Document: ansa101ed5 aug6.aia -- 8/6/2003. AIA License Number 1005237, which expires on 10/18/2003.

                                                 Electronic Format A101/CMa-1992

5.6 Applications for Payment shall show the percentage of completion of each portion of the Work as of the end of the period covered by the Application for Payment. The percentage of completion shall be the lesser of (1) the percentage of that portion of the Work which has actually been completed: or (2) the percentage obtained by dividing (a) the expense that has actually been incurred by the Contractor on account of that portion of the Work for which the Contractor has made or intends to make actual payment prior to the next Application for Payment by (b) the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values. The Schedule of Values may be modified from time to time, with the Owner's approval, by Contractor as needed to reallocate the GMP among the various portions of the work. Contractor is not required to guarantee the cost of any specific portion of the work other than the Contractor's fee, the General Conditions, labor burden rates, and the overall GMP.

5.7 Subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

5.7.1 take that portion of the Guaranteed Maximum Price properly allocable to completed Work as determined in accordance with paragraph 5.6, less retainage of ten percent (10%). Pending final determination of cost to the Owner of changes in the Work, amounts not in dispute shall be included as provided in Subparagraph 7.3.7 of AlA Document A201/CMa-1992:

5.7.2 add that portion of the guaranteed Maximum Price properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work, or if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing, less ten percent (10%):

5.7.3    add the Contractor's Fee, less retainage of ten percent (10%).
The Contractor's Fee shall be computed upon the Cost of the Work described in the two preceding Clauses at the rate stated in Subparagraph 4.1.2 or, if the contractor's fee is stated as a fixed-sum in that Subparaqraph, shall be an amount that bears the same ratio to that fixed sum fee as the Cost of the Work in the two preceding Clauses bears to a reasonable estimate of the probable Cost of the Work upon its completion:

5.7.4    subtract the aggregate of previous payments made by the Owner:

5.7.5 subtract the shortfall, if any, indicated by the contractor in the documentation required by Paragraph 5.4 and 5.6 to substantiate prior Applications for Payment, or resulting from errors subsequently discovered by the Owner's accountants in such documentation: and

5.7.6 subtract amounts, if any, for which the Architect. Construction Manager or Owner has withheld or nullified a Certificate for Payment as provided in Paragraph 9.5 of AlA Document A201/CMa-1992.

(C) 1992 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. MA DOCUMENT A101/CMa - OWNER-CONTRACTOR AGREEMENT - CONSTRUCTION MANAGER-ADVISER EDITION - AIA(R) -WARNING: Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted beiow, expiration as noted below, expiration as noted below, expiration as noted below. User Document: ansa 101ed5 aug6.aia -- 8/6/2003. AIA License
Number 1005237, which expires on 10/18/2003.

                                                 Electronic Format A101/CMa-1992

5.8 Except with the Owner's prior written approval, payments by Contractor to Subcontractors shall be subject to retainage of not less than ten percent (10%).

5.8.1 Upon mutual agreement by Owner and Contractor, payment of previously held retainage may be made to those Subcontractors whose work is fully completed during the early stages of the Project. Such payments shall be subject to approval by Owner's lender, if any.

5.9 In taking action on the Contractor's Applications for Payment, the Architect and Owner shall be entitled to rely on the accuracy and completeness of the information furnished by the Contractor and shall not be deemed to represent that the Architect and Owner has made a detailed examination, audit or arithmetic verification of the documentation submitted in accordance with Subparaqraph 12.1.4 or other supporting data; that the Architect or Owner has made exhaustive or continuous on-site inspections or that the Architect or Owner has made examinations to ascertain how or for what purposes the Contractor has used amounts previously paid on account of the contract. Such examinations, audits and verifications, if required by the Owner, will be performed by the Owner';s accountants acting in the sole interest of the Owner.

                                   ARTICLE 6
                                 FINAL PAYMENT

6.1 Final payment, constituting. the entire unpaid balance of the Contract Sum, shall be made by the Owner to the Contractor 30 days after Final Completion of the Work. Final Completion shall be deemed to have occurred when:

6.1.1 the Contractor has fully performed the Contract except for the Contractor's responsibility to correct Work as provided in Subparagraph 12.2.2 of AIA Document A201/CMa-1992, and to satisfy other requirements, or as follows: if any, which extend beyond final payment; and

6.1.2    a final Certificate for Payment has been issued by the Architect.

6.2 The Owner's final payment to the contractor shall be made 30 days after the issuance of the Architect's final Certificate for payment, or as follows: and Contractor's full performance and Final Completion of the Work.

6.3 The Owner's accountants will review and report in writing on the Contractor's final accounting within 30 days after delivery of the final accounting to the Architect, Construction Manager, and Owner by the Contractor. Based upon such Cost of the Work as the Owner's accountants report to be substantiated by the Contractor's final accounting, and provided the other conditions of THE CONTRACT DOCUMENTS have been met, the Architect and Construction Manager will, within seven days after receipt of the written report of the Owner's accountants, either issue to the Owner a final Certificate for Payment with a copy to the Contractor, or notify the Contractor and Owner in writing of the Architect's or Construction Manager's reasons for withholding a certificate.

(C) 1992 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. AIA DOCUMENT A101/CMa - OWNER-CONTRACTOR AGREEMENT - CONSTRUCTION MANAGER-ADVISER EDITION - AIA(R) - WARNING: Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below. User Document: ansa101ed5 aug6.aia -- 8/6/2003. AIA License Number 1005237, which expires on 10/18/2003.

                                                 Electronic Format A101/CMa-1992

6.4 If the Owner's accountants report the Cost of the Work as substantiated by the Contractor's final accounting to be less than claimed by the Contractor, the Contractor shall be entitled to demand arbitration of the disputed amount without a further decision of the Architect. Such demand for arbitration shall be made by the Contractor within 30 days after the Contractor's receipt of a copy of the Architect's final Certificate for Payment; failure to demand arbitration within this 30-day period shall result in the substantiated amount reported by the Owner's accountants becoming binding on the Contractor. Pending a final resolution by arbitration, the Owner shall pay the Contractor the amount certified in the Architect's final Certificate for Payment.

                                    ARTICLE 7
                            MISCELLANEOUS PROVISIONS

7.1 Where reference is made in this Agreement to a provision of the General Conditions or another Contract Document, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.

7.2 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate staled below, or in the absence thereof, at the legal rate prevailing from lime to time at the place where the Project is located.

(Insert rate of interest agreed upon, if any.)

(Usury laws and requirements under the federal Truth in Lending Act, similar stale and local consumer credit laws and other regulations at the Owner's and Contractor's principal places of business, the location of the Project and elsewhere may affect the validity of this provision. Legal advice should be obtained with respect to deletions or modifications, and also regarding requirements such as written disclosures or waivers.)

7.3      TEMPORARY FACILITIES AND SERVICES:

(Here insert temporary facilities and services which are different from or in addition to those included elsewhere in the Contract Documents.)

(not applicable)

7.4      Other Provisions:

(Here list any special provisions affecting the Contract.)

Reference the following Exhibits included by attachment of by reference as a part of the Agreement:

EXHIBIT          TITLE
A                Schedule of Values, Alternates, and Value Engineering
B                General Conditions Detailed Cost Summary
C                Unit Prices
D                Allowances
E                Assumptions and Clarifications
F                Contractor's Rental Schedule (not-to-exceed rates)
G                Contractor's Estimated Labor Burden Rates (not-to-exceed rates)

(C) 1992 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. AIA DOCUMENT A101/CMa - OWNER-CONTRACTOR AGREEMENT - CONSTRUCTION MANAGER-ADVISER EDITION - AIA(R) - WARNING: Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below. User Document: ansa101ed5 aug6.aia -- 8/6/2003. AIA License Number 1005237, which expires on 10/18/2003.

                                                 Electronic Format A101/CMa-1992

H                Drawings and Addenda
I                Specifications
J                Geotechnical Investigation
K                Project Schedule
L                Anticipated Weather Impact Table

                                    ARTICLE 8
                            TERMINATION OR SUSPENSION

8.1 The Contract may be terminated by the Owner or the Contractor as provided in Article 14 of the General Conditions.

8.2 The Work may be suspended by the Owner as provided in Article 14 of the General Conditions.

                                    ARTICLE 9
                        ENUMERATION OF CONTRACT DOCUMENTS

9.1 The Contract Documents, except for Modifications issued after execution of this Agreement, are enumerated as follows:

9.1.1 The Agreement is this executed Standard Form of Agreement Between Owner and Contractor, AIA Document A101/CMa, 1992 Construction Manager-Adviser Edition.

9.1.2 The General Conditions are the General Conditions of the Contract for Construction, AIA Document A201/CMa, 1992 Construction Manager-Adviser Edition., as amended.

9.1.3 The Supplementary and other Conditions of the Contract are those contained in the Project Manual dated (reference exhibit "I" ), and are as follows:

Document                            Title                                  Pages

(Reference Exhibit "I")

9.1.4 The Specifications are those contained in the Project Manual dated as in Subparagraph 9.1.3, and are as follows:

(Either list the Specifications here or refer to an exhibit attached to this Agreement.)

Section                             Title                                  Pages

(Reference Exhibit "I")

9.1.5 The Drawings are as follows, and are dated (reference Exhibit "H") unless a different date is shown below:

(Either list the Drawings here or refer to an exhibit attached to this Agreement.)

Number                              Title                                  Pages

(Reference Exhibit "H")

9.1.6    The Addenda, if any, are as follows:

Number                              Title                                  Pages

(Reference Exhibit "H")

Portions of Addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements are also enumerated in this
Article 9.

9.1.7 Other documents, if any, forming part of the Contract Documents are as follows:

(List here any additional documents which are intended to form part of the Contract Documents. The General Conditions provide that bidding requirements such as advertisement or invitation to bid, Instructions to Bidders, sample forms and the Contractor's bid are not part of the Contract Documents unless enumerated in this Agreement. They should be listed here only if intended to be part of the Contract Documents.)

a) Geotechnical Report prepared by HBC Engineers, Reference Exhibit "J"

This Agreement is entered into as of the day and year first written above and is executed in at least four original copies of which one is to be delivered to the Contractor, one each to the Construction Manager and Architect for use in the administration of the Contract, and the remainder to the Owner.

(C) 1992 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. AIA DOCUMENT A101/CMa - OWNER-CONTRACTOR AGREEMENT - CONSTRUCTION MANAGER-ADVISER EDITION - AIA(R) - WARNING: Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below. User Document: ansa101ed5 aug6.aia -- 8/6/2003. AIA License Number 1005237, which expires on 10/18/2003.

                                                 Electronic Format A101/CMa-1992

OWNER                                     CONTRACTOR
/s/ F. ROBERT MERRILL III                 /s/ PRESTON MCAFEE
--------------------------------------    --------------------------------------
(Signature)                               (Signature)

ADVANCED NEUROMODULATION SYSTEMS, INC.    ROGER'S-O'BRIEN CONSTRUCTION CO., INC.

F. ROBERT MERRILL, EXECUTIVE VICE         PRESTON MCAFEE
PRESIDENT, CFO                            PRESIDENT

(Printed name and title)                  (Printed name and title)

(C) 1992 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. AIA DOCUMENT A101/CMa - OWNER-CONTRACTOR AGREEMENT - CONSTRUCTION MANAGER-ADVISER EDITION - AIA(R) - WARNING: Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below, expiration as noted below. expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below. User Document: ansa101ed5 aug6.aia -- 8/6/2003. AIA License Number 1005237, which expires on 10/18/2003.

                                                 Electronic Format A101/CMa-1992